          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            Lufkin Industries, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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[X]  No fee required

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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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Notes:

                            LUFKIN INDUSTRIES, INC.
                                 LUFKIN, TEXAS

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 6, 1998

TO THE SHAREHOLDERS OF LUFKIN INDUSTRIES, INC.

  Notice is hereby given that the Annual Meeting of the Shareholders of Lufkin Industries, Inc., a Texas corporation, will be held at the Museum of East Texas, 503 North Second, Lufkin, Texas, on the 6th day of May, 1998, at 9:00 a.m. Lufkin Time, for the following purposes:

  1. To elect four directors to the Company's board to serve until the annual shareholders' meeting held in 2001 or until their successors have been elected and qualified.

  2. To appoint Arthur Andersen LLP, independent certified public accountants, as the Company's auditors for the year 1998.

  3. To transact such other business as may properly come before the meeting or any adjournments thereof.

  Only shareholders of record at the close of business on March 31, 1998, are entitled to notice of and to vote at the meeting.

  You are kindly requested to mark, sign, date and return the enclosed Proxy promptly, regardless of whether you expect to attend the meeting, in order to ensure a quorum. If you are present at the meeting, and wish to do so, you may revoke the Proxy and vote in person.

  It is sincerely hoped that it will be possible for you to personally attend the meeting.

                                         C. JAMES HALEY, JR.
                                             Secretary

April 6, 1998

                            LUFKIN INDUSTRIES, INC.
                               601 SOUTH RAGUET
                              LUFKIN, TEXAS 75904

                                PROXY STATEMENT

-------------------------------------------------------------------------------
GENERAL INFORMATION

-------------------------------------------------------------------------------

  The accompanying proxy is solicited by the Board of Directors of Lufkin Industries, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on May 6, 1998, and any adjournments thereof. The annual meeting will be held at 9:00 a.m. Lufkin Time, at the Museum of East Texas, 503 North Second, Lufkin, Texas. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with the directions noted thereon; or if no direction is indicated, it will be voted in favor of the proposals set forth in the notice attached hereto. Any shareholder giving a proxy has the power to revoke it by oral or written notice to the Secretary of the Company at any time before it is voted.

  A shareholder entitled to vote for the election of directors can withhold authority to vote for all nominees for directors or can withhold authority to vote for certain nominees for directors. Abstentions from either the proposal to elect directors or the proposal to approve the appointment of independent certified public accountants are treated as votes against the particular proposal. Broker non-votes on any of such matters are treated as shares as to which voting power has been withheld by the beneficial holders of those shares and, therefore, as shares not entitled to vote on the proposal as to which there is the broker non-vote.

  The cost of solicitation of these proxies will be borne by the Company. In addition to solicitation by mail, certain directors, officers, and regular employees of the Company may solicit proxies by telephone and personal interview.

  The approximate date on which this Proxy Statement will first be sent to shareholders is April 6, 1998.

-------------------------------------------------------------------------------
VOTING SECURITIES

-------------------------------------------------------------------------------

  At the close of business on March 31, 1998, which is the record date for the determination of shareholders of the Company entitled to receive notice of and to vote at the annual meeting or any adjournments thereof, the Company had outstanding 6,612,088 shares of common stock, $1.00 par value (the "Common Stock"). Each share of Common Stock is entitled to one vote upon each of the matters to be voted on at the meeting.

-------------------------------------------------------------------------------
PROPOSAL 1. ELECTION OF DIRECTORS

-------------------------------------------------------------------------------

  The Board of Directors has nominated and urges you to vote FOR the election of the four directors who have been nominated to serve a three-year term of office in the 2001 class of directors. Proxies solicited hereby will be so voted unless shareholders specify otherwise in their proxies. The affirmative vote of the holders of a majority of the Common Stock present in person or by proxy at the meeting and entitled to vote is required for approval of this Proposal.

  The Company's Fourth Restated Articles of Incorporation (the "Articles") divide the Board of Directors, with respect to terms of office, into three classes, designated as Class I, Class II and Class III. Each class of directors is to be elected to serve a three-year term and is to consist of, as nearly as possible, one-third of the members of the entire Board. In accordance with the Company's Bylaws, the Company's Board of Directors is currently fixed at 11 members.

  The term of office of each of the Class I Directors expires at the time of the 1998 Annual Meeting of Shareholders, or as soon thereafter as their successors are elected or qualified. Mr. Lollar, Mr. O'Neal, Mr. Trout, and Mr. Wiener have been nominated to serve an additional three-year term as Class I Directors. Mr. Stevenson has reached the mandatory retirement age for directors and will not stand for re-election. Each of the nominees has consented to be named in this Proxy Statement and to serve as a director, if elected.

  It is intended that the proxies solicited hereby will be voted FOR the election of the nominees for director listed below, unless authority to do so has been withheld. If, at the time of the 1998 Annual Meeting of Shareholders, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy will be used to vote for a substitute or substitutes designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

DIRECTORS AND NOMINEES FOR DIRECTOR

  The nominees for Class I Directors, if elected, whose term of office will expire in 2001, and certain additional information with respect to each of them, are as follows:

    John H. Lollar, Managing Partner of Newgulf Exploration, L.P. Age 59. Mr. Lollar previously was Chairman, President and Chief Executive Officer of Cabot Oil and Gas. He became a director of the Company in 1997. He is a director of Plains Resources and Inspectorate, PLC.

    Bob H. O'Neal, formerly President of Stewart & Stevenson Services, Inc. Age 63. Mr. O'Neal became a director in 1992 and currently serves on the Compensation Committee and the Nominating Committee.

    H. J. Trout, Jr., manager of his own investments. Age 53. Mr. Trout has been a director of the Company since 1980 and serves as a member of the Executive Committee and the Nominating Committee.

    Thomas E. Wiener, attorney. Age 57. Mr. Wiener became a director of the Company in 1987 and currently serves on the Audit Committee and the Executive Committee.

  The Class II Directors, whose present term of office as directors will continue after the meeting and expire in 1999, and certain additional information with respect to each of them, are as follows:

    L. R. Jalenak, Jr., formerly Chairman of the Board of Cleo Inc., a Gibson Greetings Company, is a director of Perrigo Company and Dyersburg Corp. He also serves as an Independent Trustee for First Funds (a family of mutual funds). Age 67. Mr. Jalenak has been a director since 1990 and also serves on the Compensation Committee and Audit Committee.

    Henry H. King, President of Henry H. King & Associates. Age 65. Mr. King has been a director since 1990 and also serves on the Executive Committee and the Compensation Committee.

    Douglas V. Smith, President, Chief Executive Officer and Chairman of the Board of the Company. Age 55. Mr. Smith was elected President and Chief Executive Officer of the Company in January 1993 and Chairman of the Board in May 1995. He was also elected as a director in January 1993.

    W. W. Trout, Jr., retired Vice President of the Company. Age 66. Mr. Trout has been a director of the Company since 1968.

  The Class III Directors, whose present term of office as directors will continue after the meeting and expire in 2000, and certain additional information with respect to each of them, are as follows:

    Simon W. Henderson, III, manager of his own investments. Age 64. Mr. Henderson has been a director of the Company since 1971 and currently serves as a member of the Compensation Committee, the Executive Committee and the Nominating Committee.

    Melvin E. Kurth, Jr., manager of his own investments. Age 67. Mr. Kurth has been a director of the Company since 1968 and currently serves as a member of the Audit Committee and the Nominating Committee.

    W. T. Little, a self-employed management consultant. Age 64. He became a director of the Company in 1968.

  Mr. W. W. Trout, Jr., is the first cousin of H. J. Trout, Jr.

  The following table reflects the beneficial ownership of the Company's Common Stock as of December 31, 1997, with respect to (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock; (ii) the directors and nominees for director; (iii) each executive officer named in the Summary Compensation Table; and (iv) the Company's directors and officers as a group.

                                                            NUMBER OF
                           NAME OF                         SHARES OWNED PERCENT
                      BENEFICIAL OWNER                     BENEFICIALLY OF CLASS
                      ----------------                     ------------ --------
   James W. Barber (1)....................................     6,150         *
   John F. Glick (1)......................................     8,275         *
   Simon W. Henderson, III (1)............................   137,352       2.0%
   Larry M. Hoes (1)......................................     4,520         *
   L. R. Jalenak, Jr. (1).................................     7,400         *
   Henry H. King (1)......................................     8,128         *
   Melvin E. Kurth, Jr. (1)...............................   118,740       1.7
   W. T. Little (1).......................................    75,675       1.1
   John H. Lollar (1).....................................     5,000         *
   Bob H. O'Neal (1)......................................     6,500         *
   Scott H. Semlinger (1).................................    21,770         *
   Douglas V. Smith (1)...................................    71,500       1.0
   Frank B. Stevenson (1).................................    31,950         *
   H. J. Trout, Jr. (1)...................................   326,184       4.8
   W. W. Trout, Jr. (1)...................................    21,334         *
   Thomas E. Wiener (1)...................................    74,836       1.1
   Directors and officers as a group (21 persons) (1).....   991,374      14.5

--------
* Indicates ownership of less than one percent of the outstanding shares of Common Stock of the Company.

1. Includes shares subject to presently exercisable options.

  Each director and nominee for director listed above possessed sole voting and investment powers as to all the shares listed as being beneficially owned by such person, except Melvin E. Kurth, Jr. who has a limited term interest in the income of 26,712 of the listed shares which are held in trust for the benefit of himself and his sons, H. J. Trout, Jr. who has a remainder interest as to 231,880 of the listed shares which are held in a trust for his mother for which he is trustee and Thomas E. Wiener who shares voting and dispositive powers as to 48,864 of the listed shares. The shares listed above include 43,319 shares held by a trust for the benefit of Mr. Henderson and his siblings over which he exercises investment and voting control and 33,333 shares held in a family limited partnership over which Mr. Henderson shares investment and voting control.

  The Board of Directors has a standing Audit Committee. The Audit Committee is currently comprised of Messrs. L. R. Jalenak, Jr., M. E. Kurth, Jr., F.B. Stevenson and T. E. Wiener. The Audit Committee's functions include making recommendations concerning the engagement of independent auditors, reviewing with the independent auditors the plan and results of the auditing engagement, reviewing the scope and results of the Company's procedures for internal auditing, reviewing professional services provided by the independent auditors, reviewing the independence of the independent auditors, considering the range of audit and nonaudit fees and reviewing the adequacy of the Company's internal accounting controls.

  The Board of Directors also has a standing Compensation Committee which is currently comprised of Messrs. S. W. Henderson, III, L. R. Jalenak, Jr., H. H. King and B. H. O'Neal. The functions performed by the Compensation Committee include: reviewing executive salary and bonus structure; reviewing the Company's stock option plan (and making grants thereunder); setting bonus goals; and approving salary and bonus awards to key executives.

  The Board of Directors also has a standing Nominating Committee which is currently comprised of Messrs. M. E. Kurth, S. W. Henderson III, B. H. O'Neal and H. J. Trout, Jr. The Nominating Committee does not consider nominees recommended by the shareholders of the Company.

  During 1997, the Audit Committee had one meeting; the Compensation Committee had five meetings; the Executive Committee had two meetings and the Board of Directors had five meetings. During 1997 each continuing member of the Board of Directors attended 75% or more of the meetings of the Board of Directors and the committees of which he was a member.

  During 1997, the directors received $1,000 for each meeting of the Board of Directors and $850 for each committee meeting that they attended in addition to a quarterly payment of $3,000.

  Each director and officer of the Company filed on a timely basis all reports required pursuant to Section 16 of the Securities Exchange Act of 1934.

                     REPORT OF THE COMPENSATION COMMITTEE

  The Compensation Committee of the Board of Directors of Lufkin Industries, Inc. (the "Committee") is pleased to present the 1997 report on executive compensation. This report of the Committee documents the components of the Company's executive officer compensation program and describes the basis on which the compensation program determinations were made by the Committee with respect to the executive officers of the Company, including the executive officers that are named in the compensation tables. The Committee meets regularly and is comprised entirely of non-employee directors. The duty of the Committee is to review compensation levels of members of management, as well as administer the Company's various incentive plans including its annual bonus plan and its stock option plan. The Committee reviews in detail, with the Board of Directors, all aspects of compensation for all of the Company's senior officers.

  The Committee has retained the services of a national compensation consulting firm, to assist the Committee in connection with the performance of its various duties. Such firm provides advice to the Committee with respect to how compensation paid by the Company to its senior officers compares to compensation paid by other companies. Members of the Committee review compensation surveys provided by the consulting firm as well as surveys provided by other sources.

EXECUTIVE COMPENSATION PROGRAM PHILOSOPHY

  The design of the Company's executive compensation program is based on three fundamental principles. First, compensation must support the concept of pay for performance, that is, compensation awards are directly related to the financial results of the Company, to increasing shareholders' value, and to individual contributions and accomplishments. As a result, much of an executive officer's compensation is "at risk" with annual bonus compensation, at target levels, amounting to approximately 35% of total cash compensation.

  The second principle of the program is that it should offer compensation opportunities competitive with those provided by other comparable industrial companies. It is essential that the Company be able to retain and reward its executives who are critical to the long-term success of the Company's diversified and complex businesses.

  The final principle is that the compensation program must provide a direct link between the long-term interests of the executives and the shareholders. Through the use of stock-based incentives, the Committee focuses the attention of executives on managing the Company from the perspective of an owner with an equity stake.

COMPENSATION PLAN COMPONENTS

  Base Salary. The Committee has established base salary levels for the Company's executive officers that are generally comparable to similar executive positions in companies of similar size and complexity as the Company. The Company obtains comparative salary information from published market surveys and from a national compensation consulting firm. The comparative data is from industrial companies of a comparable size in revenue during this period. The Company's salaries were competitive with the market at the fiftieth percentile in these comparisons. As part of its responsibilities, the Committee approves all salary changes for the Company's officers and bases individual salary changes on a combination of factors such as the performance of the executive, salary level relative to the competitive market, the salary increase budget for the Company, level of responsibility and the recommendation of the Chief Executive Officer. In accordance with its review process, the Committee approved base salary increases for those officers whose salary level and performance warranted an adjustment. Base salary increases approved for those officers in 1997 averaged 6.4%.

  Incentive Compensation. The Company's performance, or that of a division or business unit, as the case may be, for purposes of compensation decisions is measured under the annual bonus plan against goals established at the start of the year by the Committee. In each instance, the goals consisted in most part of making budgeted sales and expense levels, as well as subjective individual performance goals. Such goals were generally met in 1997.

  Chief Executive Officer Compensation. Mr. Smith's base salary for 1997 was $308,000 and his annual bonus was $185,000. These amounts were determined by the Compensation Committee as a part of a three year employment contract that began on January 1, 1995 and will expire on December 31, 1998. Factors that influenced the Committee's recommendation to amend the CEO contract were the Company's improved operating results and the reorganizational plans that were successfully implemented. The Committee believes that the contract is competitive and that the employment contract is critical to attract and retain the best qualified executives.

  Stock Options. During 1997, the Committee also made stock option grants to the CEO and to each of the senior officers of the Company. Each of those officers received stock options which were based on his responsibilities and relative position in the Company. In 1997, 43,300 shares of stock options were granted to the Company's officers which compares to 48,600 shares granted to officers in 1996. The Committee's policy is to make stock option grants annually and for the purpose of tying a portion of the employees compensation to the long-term performance of the Company's Common Stock. By making such grants, the Committee feels that these grants help senior officers' interests coincide with those of the shareholders.

  No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries. The following members of the Compensation Committee have delivered the foregoing report.

  H. H. King, Chairman
  S. W. Henderson, III
  L. R. Jalenak, Jr.
  B. H. O'Neal

  The foregoing report and the performance graph and related description included in this proxy statement shall not be deemed to be filed with the Securities and Exchange Commission except to the extent the Company specifically incorporates such items by reference into a filing under the Securities Act of 1933 or Securities Exchange Act of 1934.

PERFORMANCE GRAPH

  The following performance graph compares the performance of the Company's common stock to the NASDAQ Market Value Index and to the Media General Oilfield Services Index (which includes the Company) for the last five years. The graph assumes that the value of the investment in the Company's common stock and each index was $100 at December 31, 1992.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN



                             [GRAPH APPEARS HERE]

                                                    DECEMBER 31,
                                      -----------------------------------------
                                       1992   1993   1994   1995   1996   1997
                                      ------ ------ ------ ------ ------ ------
   Lufkin Industries, Inc. .......... 100.00  93.08 100.39 126.67 144.27 211.53
   Media General Oilfield Services
    Index............................ 100.00 116.73 104.35 154.24 228.65 344.13
   NASDAQ Market Value Index......... 100.00 119.95 125.94 163.35 202.99 248.30

EXECUTIVE COMPENSATION

  The following table sets forth information with respect to the Chief Executive Officer and the four most highly compensated executive officers of the Company as to whom the total annual salary and bonus for the year ended December 31, 1997, exceeded $100,000:

                          SUMMARY COMPENSATION TABLE

                                                 LONG-TERM
                                                COMPENSATION
              ANNUAL COMPENSATION                  AWARDS
----------------------------------------------- ------------
                                                   STOCK
   NAME AND PRINCIPAL                             OPTIONS       ALL OTHER
        POSITION         YEAR  SALARY  BONUS(1)   (SHARES)   COMPENSATION(2)
   ------------------    ---- -------- -------- ------------ ---------------
Douglas V. Smith........ 1997 $308,000 $185,000    20,000        $19,943
 President and           1996  280,000  140,000    16,000         17,250
 Chief Executive Officer 1995  225,000  100,000    15,000         13,786
Larry M. Hoes........... 1997  161,477   81,780     4,000          9,256
 Vice President
James W. Barber......... 1997  135,000   63,045     4,000          8,143
 Vice President          1996  125,762   40,000     3,500          8,822
                         1995  118,545   54,000     3,500          7,481
John F. Glick........... 1997  155,577   28,320     4,000          8,448
 Vice President          1996  147,616   34,740     3,500          8,869
                         1995  140,811   47,650     3,500          6,453
Scott H. Semlinger...... 1997  136,385   43,690     4,000          7,086
 Vice President          1996  131,960   22,825     3,500          7,413
                         1995  124,008   31,255     3,500          6,381

--------
(1) Annual bonus amounts are earned and accrued during the years indicated, and paid in the first quarter of the following year.
(2) The All Other Compensation consists of the Company's contribution to the Thrift Plan.

STOCK OPTION PLANS

  The Company has a stock option plan (the "Plan"), pursuant to which options to purchase shares of the Company's stock are outstanding or available for future grants. The purpose of the Plan is to advance the best interests of the Company by providing those persons who have substantial responsibility for the management and growth of the Company with additional incentive by increasing their proprietary interest in the success of the Company. All options for stock are granted by the Compensation Committee.

  The following table shows, as to the Chief Executive Officer and the four most highly compensated executive officers of the Company, information about option grants in the last year. The Company does not grant any Stock Appreciation Rights.

                       OPTION GRANTS IN LAST FISCAL YEAR




                                                                                    POTENTIAL
                                                                                REALIZABLE VALUE
                               INDIVIDUAL GRANTS                                OF ASSUMED ANNUAL
-------------------------------------------------------------------------------  RATES OF STOCK
                                        PERCENTAGE OF                                 PRICE
                                        TOTAL OPTIONS                           APPRECIATION FOR
                            OPTIONS      GRANTED TO                              OPTION TERM(1)
                            GRANTED     EMPLOYEES IN  EXERCISE PRICE EXPIRATION -----------------
          NAME           (SHARES)(1)(2)     1997      (PER SHARE)(4)    DATE       5%      10%
          ----           -------------- ------------- -------------- ---------- -------- --------
Douglas V. Smith........     20,000           17%         $18.13      2/20/2007 $271,997 $689,294
Larry M. Hoes...........      4,000            3           38.00     11/12/2007   95,592  242,249
John F. Glick...........      4,000            3           38.00     11/12/2007   95,592  242,249
James H. Barber.........         --           --              --             --       --       --
Scott H. Semlinger......      4,000            3           38.00     11/12/2007   95,592  242,249

--------
(1) Options granted are exercisable starting 12 months after the grant date, with 25% of the shares becoming exercisable at that time and with an additional 25% of the option shares becoming exercisable on each successive anniversary date, with full vesting occurring on the fourth anniversary date.
(2) The options were granted for a term of 10 years subject to earlier termination in certain events related to termination of employment.
(3) Of the options granted to officers, 20,000 shares of stock options were granted to Mr. Smith in 1997 compared to 16,000 shares granted to him in 1996. The number of options granted is determined as a percentage of each officer's salary. The increase in options granted from 1996 to 1997 is due to increases in the officers' salaries.
(4) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

  The following table shows aggregate option exercises in the last fiscal year of which there were none and the year-end option values for the Chief Executive Officer and the four most highly compensated executive officers. The Company does not grant any Stock Appreciation Rights.

                AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                      AND DECEMBER 31, 1997 OPTION VALUES

                                                NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED
                                               OPTIONS AT DECEMBER 31,   IN-THE-MONEY OPTIONS AT
                           SHARES                   1997 (SHARES)           DECEMBER 31, 1997
                         ACQUIRED ON  VALUE   ------------------------- -------------------------
          NAME            EXERCISE   REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ----------- -------- ----------- ------------- ----------- -------------
Douglas V. Smith........      -0-        -0-    61,500       39,500      1,108,625     337,125
Larry M. Hoes...........      -0-        -0-     2,500       11,500         36,875     110,625
John F. Glick...........      -0-        -0-     7,875       10,125        129,719      94,281
James H. Barber.........    7,875     60,809     5,750        5,375         71,781      84,188
Scott H. Semlinger......      125        797    21,540        9,375        302,574      84,188

RETIREMENT PLAN

  Certain employees of the Company, including its executive officers, are participants in the Company's Retirement Plan for Salaried Employees (the "Qualified Plan"). The Qualified Plan is a defined benefit plan, qualified under Section 401 of the Internal Revenue Code, which provides benefits based on an employee's years of service and covered compensation. Covered compensation consists of Salary, Bonus and All Other Compensation as set forth in the Summary Compensation Table on page 9 of this Proxy Statement. The benefits are based on the average of the highest five consecutive years of covered compensation received during the last ten years of service. Benefits are estimated on straight-life annuity computations and do reflect offsets for primary Social Security benefits. Under the Code, the maximum amount of compensation that can be considered by a tax-qualified plan is $160,000, subject to annual adjustments. In addition, the Code limits the maximum amount of benefits that may be paid under such a plan. Accordingly, the Company has adopted an unfunded, nonqualified plan ("Restoration Plan") to provide supplemental retirement benefits to covered executives. The Restoration Plan benefit is based on the same benefit formula for the Qualified Plan except that it does not limit the amount of a participant's compensation or maximum benefit. The Company also maintains an additional nonqualified plan ("SERP") for Mr. Smith, which credits him with an additional .5 year of service for each year of service credited to him under the Qualified Plan. The benefits calculated under the Restoration Plan and SERP are offset by the participant's benefit payable under the Qualified Plan. The following table shows the annual benefits payable upon retirement at age 65 for various compensation and years of credited service combinations under these plans. Payment of the specified retirement benefits is contingent upon continuation of the plans in their present form until the employee retires. Directors who are not, or who have not been, employees of the Company will not receive benefits under the plans. The years of credited service for the persons named in the Summary Compensation Table are: Mr. Smith, five years (plus an additional 2 1/2 years under the SERP); Mr. Hoes, one year; Mr. Glick, three years; Mr. Barber, eight years; and Mr. Semlinger, 22 years.

           AVERAGE ANNUAL                  ESTIMATED ANNUAL BENEFITS
            COMPENSATION                        UPON RETIREMENT
            FOR HIGHEST         ------------------------------------------------
             FIVE YEARS                               25 YEARS 30 YEARS 35 YEARS
               DURING            15 YEARS   20 YEARS     OF       OF       OF
           LAST TEN YEARS       OF SERVICE OF SERVICE SERVICE  SERVICE  SERVICE
           --------------       ---------- ---------- -------- -------- --------
     $125,000..................  $32,369    $ 43,827  $ 55,286 $ 66,744 $ 66,744
      150,000..................   39,244      52,994    66,744   80,494   80,494
      175,000..................   46,119      62,161    78,202   94,244   94,244
      200,000..................   52,994      71,327    89,661  107,994  107,994
      225,000..................   59,869      80,494   101,119  121,744  121,744
      250,000..................   66,744      89,661   112,577  135,494  135,494
      300,000..................   80,494     107,994   135,494  162,994  162,994
      400,000..................  107,994     144,661   181,327  217,994  217,994
      450,000..................  121,744     162,944   204,244  245,494  245,494
      500,000..................  135,494     181,327   227,161  272,994  272,994

             EMPLOYMENT CONTRACT AND CHANGE IN CONTROL ARRANGEMENT

  The Company has entered into an employment agreement with Mr. Smith through December 31, 1998, with a minimum annual salary of $255,000 and with a minimum bonus payment of $60,000, subject to review annually by the Compensation Committee. The Company has also entered into a severance agreement with Mr. Smith that provides for severance benefits to be paid to him following a change in control of the Company (as defined) or a termination of his employment. Maximum severance benefits at December 31, 1997, would be approximately $420,000, including salary and bonus payments through December 31, 1997. A termination following a change in control of the Company would cause the amount of such benefits to be tripled.

-------------------------------------------------------------------------------
PROPOSAL 2: APPROVAL OF AUDITORS

-------------------------------------------------------------------------------

  The Board of Directors proposes the appointment of the firm of Arthur Andersen LLP as the Company's auditors for the year ending December 31, 1998. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions from those attending such meeting. Arthur Andersen LLP has served as auditors for the Company since 1958. Their appointment as auditors for the year ended December 31, 1997 was approved by the shareholders at the last annual meeting on May 7, 1997.

-------------------------------------------------------------------------------
PROPOSALS OF SHAREHOLDERS

-------------------------------------------------------------------------------

  A proposal of a shareholder intended to be presented at the next annual meeting must be received at the Company's principal executive offices no later than December 1, 1998 if the shareholder making the proposal desires such proposal to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting. The Company has also adopted Bylaw provisions which require that nominations of persons for election to the Board of Directors and the proposal of business by shareholders at an annual meeting of shareholders must fulfill certain requirements which include the requirement that notice of such nominations or proposals must be delivered to the Secretary of the Company not less than 60 days nor more than 90 days prior to the anniversary of the prior annual meeting. In order to be timely for next year's annual meeting such notice must be delivered between February 6, 1999 and March 8, 1999.

-------------------------------------------------------------------------------
ADDITIONAL FINANCIAL INFORMATION

-------------------------------------------------------------------------------

  Shareholders may obtain additional financial information for the year ended December 31, 1997 from the Company's Form 10-K Report filed with the Securities and Exchange Commission. A copy of the Form 10-K Report may be obtained without charge by written request to the Secretary, Lufkin Industries, Inc., P.O. Box 849, Lufkin, Texas 75902.

-------------------------------------------------------------------------------
OTHER MATTERS

-------------------------------------------------------------------------------

  The Board of Directors has at this time no knowledge of any matters to be brought before the meeting other than those referred to above. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their best judgment on such matters.

                                         By Order of the Board of Directors

                                                  C. JAMES HALEY, JR.
                                                       Secretary

April 6, 1998

                            LUFKIN INDUSTRIES, INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints DOUGLAS V. SMITH and C.J. HALEY, JR., and each or either of them, lawful attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to attend the annual meeting of shareholders of LUFKIN INDUSTRIES, INC., (herein the "Company") to be held at the Museum of East Texas, 503 North Second, Lufkin, Texas, at 9:00 a.m., Lufkin Time, on the 6th day of May, 1998, and any adjournment(s) thereof, with all powers the undersigned would possess if personally present and to vote thereat, as provided below, the number of shares the undersigned would be entitled to vote if personally present.

Election of Directors

John H. Lollar; Bob H. O'Neal; H.J. Trout, Jr.; Thomas E. Wiener

  In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other business as may properly come before such meeting or any adjournments thereof.

  Every properly signed proxy will be voted in accordance with the specification made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. All prior proxies are hereby revoked.

  This proxy will also be voted in accordance with the discretion of the proxies or proxy on any other business. Receipt is hereby acknowledged of the Notice of Annual Meeting and Proxy Statement of the Company dated April 6, 1998.

                              (SEE REVERSE SIDE)

               LUFKIN INDUSTRIES, INC.   0
                                         I
                                         0

              PLEASE MARK VOTE IN OVAL
              IN THE FOLLOWING MANNER
              USING DARK INK ONLY



      -                                           -



 PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

      -                                           -
                                    For All
                                       0
                                  Withheld All
                                       0
                                    For All
                                     Except
0
1. Election of Directors


                                      For
                                       0

                                    Against
                                       0

                                    Abstain
0
--------------------------------------------------------------------------------
                               Nominee Exception
2. To approve the appointment of Arthur Andersen LLP as the independent auditors of the Company for the year 1998.
NOTE: (Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, etc., please give full title as such. For joint accounts, each joint owner should sign.)
         Dated: _________________________________________________________, 1998
Signature(s) ___________________________________________________________________
         Dated: _________________________________________________________, 1998
Signature(s) ___________________________________________________________________